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                                                                   EXHIBIT 10.5


                                KIRKLAND'S, INC.
                                  P.O. Box 7222
                             Jackson, TN 38303-7222


                                                                   June 12, 1996




Mr. Robert E. Kirkland
CBK, Ltd.
600 East Sherwood
Union City, Tennessee  38261

Dear Mr. Kirkland:

         In recognition of your contribution to the growth and success of Kirkland's, Inc. and its related companies (the "Company"), we are pleased to offer to retain you ("Consultant") as a consultant to the Company, subject to the following terms of this letter agreement (the "Agreement").

         1. Term and Duties. The term of this agreement shall commence on the date hereof and expire on the seventh anniversary of the date hereof (the "Term"). During the Term, Consultant shall provide consulting services and advice to the Company, with regard to the purchasing and marketing of merchandise, leasing, store selection and location, operations, internal management, and such other areas as may be mutually agreed between the Company and Consultant, as shall be directed from time to time by the Company's Board of Directors or the President of the Company (the "Consulting Services"). Any out-of-town travel required in connection with the performance of the Consulting Services shall be scheduled so as not to interfere with other scheduled obligations of Consultant.

         2. Independent Contractor Status. Nothing herein shall be construed as evidence of an employment relationship between the Company and Consultant. Consultant shall be treated as an independent contractor for all purposes, including without limitation, federal, state and local withholding, employment and payroll tax purposes.

         3. Consulting Fee. The Company shall pay Consultant, and Consultant hereby agrees to accept, as compensation for the Consulting Services rendered hereunder, an annual consulting fee during the Term of $679,000 (the "Consulting Fee") commencing on the date hereof. The Consulting Fee shall be payable in annual installments of $679,000 on April 15 of each year during the Term (each, a "Consulting Payment"). The first Consulting Payment,
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payable on April 15, 1997, shall be equal to a prorated portion of $679,000 based on the number of days between the date hereof and April 15, 1997.

         4. Expenses. The Company shall reimburse Consultant for all pre-approved expenses incurred in connection with the performance of the Consulting Services.

         5. Confidential Information. Consultant agrees that, during and after the Term, Consultant shall keep secret and retain in strictest confidence, and shall not use for Consultant's benefit or the benefit of others any proprietary, confidential or secret matters relating to the Company including, without limitation, financial information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company, its affiliates or any other entity which may hereafter become an affiliate thereof, learned, acquired or developed by Consultant while retained by the Company.

         6.   Termination.

              6.1. Change in Control, etc. Upon the occurrence of a Change in Control, Qualified Public Offering, Sale or Refinancing (such terms being used herein as they are defined in the Recapitalization Agreement dated April 26, 1996 among the Company, Kirkland Holdings L.L.C. and the Company's former majority shareholders, including Consultant (the "Recapitalization Agreement")) during the Term, this Agreement shall terminate and Consultant shall be paid a pro-rated portion of the applicable Consulting Payment through such termination date.

              6.2. Death or Disability. In recognition of Consultant's past services to the Company, the Consulting Payments provided for hereunder shall continue to be made to Consultant or his estate notwithstanding the death or disability of Consultant during the Term, subject to early termination as provided in Section 6.1.

              6.3. Continuing Obligation. The Company's obligation to pay the compensation to Consultant under this Agreement may be terminated only as provided in Section 6.1, and shall not be terminated for any other reason.



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         7.   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Consultant and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Consultant nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

         8. Subordination. The obligations of the Company set forth in this letter agreement with respect to the Consulting Fee are intended to be and are subordinated in all respects to the Bank Debt and Mezzanine Debt, as such terms are defined in the Recapitalization Agreement. In the event that any payment of the Annual Salary is deferred by reason of this Section 8, payment shall be made to Consultant as soon as allowable under the terms of the Bank Debt and Mezzanine Debt and the payment shall be increased by nine percent (9%) per annum, compounded semi-annually from the date originally due until the date paid. Except as otherwise required by law, the Company agrees not to treat the Consultant for any purpose as having received any payment of compensation any earlier than the date actually paid to the Consultant by cash or check if the Consultant's compensation is reduced because of subordination under this Section 8 or because of any other reason whatsoever.

         9. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and (i) sent by overnight courier, (ii) mailed by certified or registered mail, return receipt requested or (iii) sent by telecopier, addressed to the addresses of the parties set forth herein (and, in the case of the Company, with a copy to Pepper, Hamilton & Scheetz, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, Attention: Cary S. Levinson, Esquire); or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         10. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the terms of this Agreement. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.



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         11.  Waiver. The waiver of the breach of any term or provision of this
Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee. This provision shall survive the termination of the Agreement.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

              Please indicate your acceptance of this offer and your agreement to render Consulting Services to the Company subject to the terms set forth above by executing and returning the enclosed copy of this letter.

                                            Sincerely,

ATTEST:                                     KIRKLAND'S, INC.



By: /s/ Robert E. Alderson                  By:  /s/ Carl Kirkland
    -------------------------                    -------------------------
    Title:  VP/Sec                               Name:
                                                 Title: President


Agreed to and Accepted:


/s/ Robert E. Kirkland
-----------------------------
Robert Kirkland



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